Exhibit 10.1

License Agreement

by and between

Takeda Pharmaceutical Company Limited

and

Tobira Therapeutics, Inc.

Dated August 1st, 2007

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List Of Schedules

SCHEDULE 1(1)
SCHEDULE 1(5)
SCHEDULE 1(20)
SCHEDULE 1(36)
SCHEDULE 2.B
SCHEDULE 8
SCHEDULE 12.D

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LICENSE AGREEMENT

THIS AGREEMENT is made as of the 1st day of August, 2007 by and between Takeda Pharmaceutical Company Limited, with its head office at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter called “TAKEDA”) and Tobira Therapeutics, Inc., with its principal office at 12481 High Bluff Drive, Suite 150, San Diego, CA, 92130 USA (hereinafter called “TOBIRA”),

WITNESSETH THAT:

WHEREAS, TAKEDA is the owner of Compounds (as hereinafter defined) being a chemokine C-C motif receptor (CCR5) antagonists and of certain Information (as hereinafter defined), Assigned Patents (as hereinafter defined) and Ancillary Patents (as hereinafter defined) which cover or may cover the Compounds and/or the Products (as hereinafter defined); and

WHEREAS, TOBIRA is a company which possesses and intends to possess expertise and resources relating to the development, manufacture, marketing and sale of new chemical entities as pharmaceutical products including those for the treatment of human immunodeficiency virus (HIV) and other disorders of the human body;

WHEREAS, TOBIRA wishes to obtain an exclusive license from TAKEDA for the development, use, manufacture and commercialization of the Compounds and/or the Products;

WHEREAS, TAKEDA is willing to grant such an exclusive licence to TOBIRA under the terms and conditions hereinafter set forth;

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NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1.	(DEFINITIONS)

The following terms whenever used in this Agreement shall have the following meanings:

(1)	“Access Programme” shall mean, with respect to the Product for the Primary Indication (as hereinafter defined), (i) the donation of Product free-of-charge, or; (ii) the transfer of the Product at a published price agreed with WHO, UNAIDS or the World Bank, in each case to non-governmental organisations or other public health bodies or charities, for administration to individuals in countries designated by the World Bank as belonging to the poorest, a current list of which countries is hereby attached hereto as Schedule 1(1).

(2)	“Affiliate” shall mean, with respect to any Party, any corporation, entity, or person that directly or indirectly controls, or is controlled by or is under common control with, such Party, but only for so long as such control exists. For purposes of this definition, “control” means (a) in the case of corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of fifty percent (50%) or more of the equity interest with the power to direct the management and policies of such non-corporate entities.

(3)	“Ancillary Patents” shall mean the patents and patent applications as defined in Article 2.B.

(4)	“Approvals” shall mean any and all permissions and approvals of the governmental health authority(ies) in any country or jurisdiction in the Territory required for the commercialisation of the Product in such country or jurisdiction, including without limitation the NDA, MAA and pricing and/or reimbursement approvals, if applicable.

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(5)	“Assigned Patents” shall mean the patents and patent applications as defined in Article 3.A.

(6)	“Combination Product” shall have the meaning set forth in Article 2.F.

(7)	“Commercially Reasonable Efforts” shall mean efforts and resources commonly used by a similarly situated company in the research based pharmaceutical industry for a compound or product of similar markets or commercialisation prospects at a similar stage in its product life cycle to the Compounds or the Products, taking into account the stage of development or commercialisation of the compound or product, the cost-effectiveness of efforts or resources while optimising profitability, the competitiveness of alternative compounds or products which are or are expected to be in the marketplace, the patent and other proprietary position of the compound or product, the commercial potential of the compound or product and other reasonable relevant factors, including without limitation, technical, legal, scientific or medical factors.

(8)	“Competing Product” shall have the meaning set forth in Article 9.D.

(9)	“Compounds” shall mean the Principal Compound (as hereinafter defined) and/or the Reserve Compound (as hereinafter defined).

(10)	“Confidential Information” shall mean all data and information disclosed by a Party (including Affiliates and Sublicensees) to the other Party in accordance with and in furtherance of this Agreement, including, without limitation, the Information and the status and results of the Development Work. Confidential Information includes information about applications made for Approvals, planned or expected launch dates of the Products, and other commercial and competitive information on the Products.

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(11)	“Co-packaged Product” shall have the meaning set forth in Article 2.F.

(12)	“Development Work” shall mean non-clinical and clinical studies, compilation of the dossier concerning the Compound and/or the Product and other work to be conducted hereunder which may be necessary for obtaining the Approvals.

(13)	“Effective Date” shall mean the date first mentioned above.

(14)	“First Commercial Sale” shall mean the first sale for end use or consumption of the Product in each country of the Territory after the Approvals in such country are obtained.

(15)	“Generic Entry” means the end of the two (2) consecutive calendar quarter period during which one or more third parties have sold a number of units of a Generic Version of the Product in a certain country equal to or greater than [*] of the total unit sales of such Product and such Generic Version in such country in the same period, taken together in the aggregate.

(16)	“Generic Version” means a product that includes an active ingredient that is identical in chemical structure and activity to the active ingredient in the Product and that has received regulatory approval through an abbreviated filing, an application under Section 505(b)(2) of the Food, Drug & Cosmetics Act or foreign equivalent of the foregoing that references any Approval of the Product.

(17)	“IND” means an Investigational New Drug application as defined in the applicable regulations promulgated by the regulatory authority in the Territory, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in the Territory.

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(18)	“Indemnified Party” shall have the meaning set forth in Article 11.C.

(19)	“Indemnifying Party” shall have the meaning set forth in Article 11.C.

(20)	“Information” shall mean all of the non-clinical, clinical, and CMC data, manufacturing know-how and/or regulatory filings and regulatory communications with the regulatory authorities with regard to the Compounds and/or the Products (i) which are owned by and available to TAKEDA as of the Effective Date, (ii) are/were used or applied by TAKEDA for the development and/or manufacture of the Compound and/or the Product on or before the Effective Date; and (iii) are reasonably believed by TAKEDA as of the Effective Date to be all and relevant. Information to be provided is listed in the Information List attached hereto as Schedule 1(20).

(21)	“Losses” shall have the meaning set forth in Article 11.A.

(22)	“MAA” shall mean a marketing authorisation application related to a product, and any amendments or supplements thereto, submitted to the EMEA with the intention of gaining approval for the registration to allow marketing and sales of the product in the European Union.

(23)	“NDA” shall mean a new drug application related to a product, and any amendments or supplements thereto, submitted to the FDA with the intention of gaining approval for the registration to allow marketing and sales of the product in the USA.

(24)	“Net Sales” shall mean the actual gross amount invoiced by TOBIRA or its Affiliate(s) or Sublicensee(s) for sales or other commercial disposition of the Product to a Third Party wholesaler or customer (and amounts to be added pursuant to Articles 4.D. and/or 13.C.), less the following deductions with respect to such sales:

(a)	any rebates, quantity, trade and cash discounts, and other usual and customary discounts to customers;

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(b)	compulsory payments and rebates, actually paid or deducted;

(c)	retroactive price reductions, credits or allowances actually granted upon rejections or returns of Products, including for recalls or damaged goods;

(d)	deduction for actual bad debts if and when such debts could not be collected following issuance by TOBIRA, its Affiliates or Sublicensee(s) of invoice despite applying Commercially Reasonable Efforts to the extent relating to the Product. Should TOBIRA be able to recover any part of such bad debt, such amount should be added to the Net Sales without delay;

(e)	freight, postage, shipping and insurance charges actually allowed or paid for delivery of Products, to the extent included in the gross sales price;

(f)	sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such sales, including without limitation value added taxes;

(g)	charge-back payments and rebates granted to managed health care organisations or to federal, state and local governments, their respective agencies, purchasers or reimbursers;

all as incurred by TOBIRA or its Affiliate(s) or Sublicensee(s) in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with the U.S. GAAP consistently applied and only to the extent actually incurred by TOBIRA or its Affiliate(s) or Sublicensee(s) in relation to the corresponding sales of the Product. For sake

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of clarity and avoidance of doubt, (i) any individual rebate, discount or other deduction(s) should not be deducted twice in the calculation of Net Sales, (ii) sales of the Product among TOBIRA, its Affiliates and Sublicensee(s) are not considered to be the sales to Third Parties. Any Products used for promotional or advertising purposes or used for clinical or other research purposes and for donations shall not be included in Net Sales. The Net Sales may be adjusted as necessary at the end of each financial year in accordance with the U.S. GAAP consistently applied.

(25)	“Party” and “Parties” shall mean either party or both of the parties hereto respectively.

(26)	“Phase III Trial” shall mean a clinical trial which is initiated after the successful conclusion of the end-of-phase II process with the FDA or equivalent process with the EMEA, for which the FDA or EMEA agrees that the design of the trial will adequately meet the requirements to demonstrate the safety and efficacy of the Product in order to achieve the Approval of the Product.

(27)	“Primary Indication” shall mean the treatment of HIV infection.

(28)	“Principal Compound” shall mean [*] “TAK 652”.

(29)	“Principal Product” shall have the meaning set forth in Article 4.A.

(30)	“Product” shall mean any pharmaceutical preparation for human use which contains a Compound as an active ingredient, whether on its own or in combination with other active ingredients.

(31)	“Public Health Access License” shall mean a license or permission granted, whether compulsorily, enforced or voluntarily, to a Third Party with respect to the development, manufacture, distribution or sale of a Product for the Primary Indication, the primary purpose of which is to allow such Third Party the freedom to operate under the Assigned Patents in developing countries or other certain defined areas.

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(32)	“Reserve Compound” shall mean [*] “TAK 220” [*]

(33)	“Reserve Product” shall have the meaning set forth in Article 4.A.

(34)	“Royalty Period” shall have the meaning set forth in Article 4.B.

(35)	“Secondary Indication” shall mean the treatment, prevention or diagnosis of any indication that is not a Primary Indication.

(36)	“Specific Compounds” shall mean the compounds identified in the Schedule 1(36) attached hereto.

(37)	“Sublicensee(s)” shall mean Third Party(ies), to whom TOBIRA has granted sublicenses of the Compound and/or the Product pursuant to Article 2, but except for any Third Party to whom a Public Health Access License has been granted.

(38)	“Territory” shall mean any and all countries of the world.

(39)	“Third Party” shall mean any party other than a Party to this Agreement and its respective Affiliate(s).

(40)	“Trademarks” shall have the meaning set forth in Article 2.D.

ARTICLE 2.	(GRANT OF LICENSE)

A.

Exclusive Rights. Subject to the terms and conditions contained herein, and subject to TAKEDA’s receipt of the payment by TOBIRA of the upfront milestone pursuant to Article 4.A.(i), TAKEDA shall grant to TOBIRA and TOBIRA shall accept an exclusive license, with the right to sub-license, under the Information, solely to develop, manufacture, make, have made, use, sell, offer for sale and import/export the Compounds and the Products in the Territory for the Primary Indication and all Secondary Indications

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under trademarks owned and selected by TOBIRA. It is understood that the meaning of “exclusive” in the foregoing sentence is exclusive other than the license under or otherwise related to any Public Health Access License granted by a governmental authority, and even if TAKEDA, in compliance with requirements by law or by a governmental authority or a Third Party and pursuant to Article 13.D., grants to a Third Party a Public Health Access License under the Information, if any, such grant shall not affect this Agreement in any way and shall not constitute a breach by TAKEDA of this Agreement. Unless otherwise agreed upon by the Parties hereto, TOBIRA shall not have any right to use the Information for any purposes other than those specifically set forth in the first sentence of this Article 2.A.

B.	De-Blocking Provision. In addition, subject to the terms and conditions contained herein, and subject to TAKEDA’s receipt of TOBIRA’s payment of the upfront milestone pursuant to Article 4.A.(i), TAKEDA shall not enforce with respect to:

(i)	the patents and patent applications listed in Schedule 2.B. attached hereto, including all patents arising from such applications and any addition, division, continuation, continuation-in-part, substitution, extension, renewal, reissue, confirmation or import thereof or therefor, including their extension if any, or

(ii)	any other patents and patent applications to be obtained and/or submitted by TAKEDA during the term of this Agreement, in a claim or example in the patent application of which a specific reference to either or both of the Compound(s) is made, if any, other than those specified in the above subsection (i).

(hereinafter above (i) and (ii) are collectively referred to as the “Ancillary Patents”), against TOBIRA, its Affiliate(s) and Sublicensee(s) (or any of its or

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their permitted successors or assigns) with regard to the development, manufacture and commercialisation of the Compounds or Products in the Territory during the term of the Ancillary Patents. For the avoidance of doubt, such non-enforcement commitment of TAKEDA shall apply only with regard to the development, manufacture and commercialisation of the Compounds or Products in the Territory, and TAKEDA shall not be restricted to enforce the Ancillary Patents against TOBIRA, its Affiliate(s) and Sublicensee(s) (or any of its or their permitted successors or assigns) with regard to any other purposes. With regard to the Ancillary Patents, TAKEDA shall not be under any obligations, including without limitation obligation to prosecute or maintain the Ancillary Patents, and TAKEDA shall be entitled to dispose of , abandon or modify them at its sole discretion, provided, however, that TAKEDA (a) shall not grant a license to any Affiliate or any Third Party under the Ancillary Patents which is in conflict with the covenant granted to TOBIRA hereunder, or (b) shall not transfer the Ancillary Patents to any Affiliate or any Third Party, without securing the covenants granted to TOBIRA hereunder. If there exist any other patent(s) or patent application(s) which fall under the above-mentioned definition of the Ancillary Patents, then such patent(s) or patent application(s) shall be added to and treated as the Ancillary Patents.

C.	Obligations on Sub-Licensing and Granting of Rights. Except as otherwise provided for in Article 2.E., TOBIRA shall impose on all its Affiliates, Sublicensee(s) and Third Party marketing partners any and all obligations imposed hereunder on TOBIRA, including without limitation those specifically stipulated herein as the obligation of TOBIRA and/or its Affiliates and/or its Sublicensee(s), and shall be responsible to TAKEDA for the performance of such obligations not only by itself but also by its Affiliates, Sublicensee(s) and Third Party marketing partners.

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D.	Trademarks. TOBIRA shall market the Products throughout the Territory under a trademark or trademarks selected by TOBIRA among from TOBIRA’s trademark inventory (collectively, the “Trademarks”). Except as otherwise expressly provided in this Agreement, TOBIRA shall own all right, title and interest in and to such Trademarks. TAKEDA hereby acknowledges TOBIRA’s exclusive ownership rights in the Trademarks and the TOBIRA name and logo.

E.	General Access to HIV Therapies on Public Health Grounds. TOBIRA and TAKEDA are aware that the Product could become an important milestone in the fight against HIV. TAKEDA also recognizes the fact that TOBIRA may actively support under ethical aspects effective strategies, initiatives and programmes of governmental as well as other non-governmental and private organizations particularly in the developing world for the fight against HIV. In consideration thereof nothing in this Agreement shall restrict TOBIRA, in circumstances in which TOBIRA considers it reasonable to do so, to grant Public Health Access Licenses of the Assigned Patents and/or the Information or to make the Product available through Access Programmes, provided however that TOBIRA shall notify TAKEDA in writing thereof after granting such Public Health Access License or commencing such Access Programme. TOBIRA shall not be obligated to impose on its licensees under the Public Health Access License the obligations imposed hereunder on TOBIRA, provided, however, that, if TOBIRA grants a Public Health Access License or if TOBIRA makes the Product available through Access Programmes, TOBIRA shall always do so at TOBIRA’s sole cost, risk and responsibility.

F.

Combination Products and Co-Packaged Products. TOBIRA shall further have the right to market, distribute and sell (i) the combination Product (i.e., a formulation of the Product which contains at least one (1) other

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therapeutically active ingredient in addition to a Compound “Combination Product”) and (ii) the Product as a single packaged product containing Product and one or more active ingredients as separate components (“Co-packaged Product”). For the avoidance of doubt, the foregoing sentence shall not mean that TAKEDA hereby grants or shall be obligated to grant TOBIRA a license to develop and/or commercialize any other of TAKEDA’s proprietary compounds than the Compounds even if such other TAKEDA’s proprietary compounds can be (i) used in combination with the Compound, or (ii) co-packaged and commercialized with the Product.

ARTICLE 3.	(PATENT ASSIGNMENT)

A.

Assigned Patents. Subject to the terms and conditions contained herein, and subject to TAKEDA’s receipt of TOBIRA’s payment of the upfront milestone pursuant to Article 4.A.(i), TAKEDA shall assign and transfer irrevocably (but subject to TAKEDA’s right to request to transfer and/or abandon pursuant to Article 17.B.(c) hereof) to TOBIRA and TOBIRA shall accept such assignment and transfer and take over the patents and patent applications listed in the patent list attached hereto as Schedule 1(5), in accordance with the terms and conditions herein; provided, however, TAKEDA may, before such assignment, delete, amend or disclaim the claimed inventions other than those of the Compounds(i.e., claimed inventions of the composition of matter of the Compounds per se) from such patents and patent applications and move such deleted, amended or disclaimed inventions, in part or whole, into other patent(s) and patent application(s) derived therefrom (the patents and patent applications listed in the patent list attached hereto as Schedule 1(5), after such deletion, amendment, disclaimer, if taken, shall be hereinafter called the “Assigned Patents” and the patents and patent applications thus made by moving the

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deleted, amended or disclaimed inventions shall be hereinafter called the “Other Patents”.). TAKEDA shall take necessary procedures for such deletion, amendment and disclaimer within three (3) months after the receipt of TOBIRA’s payment of the upfront milestone pursuant to Article 4.A.(i). For the avoidance of doubt, TAKEDA shall not be under any obligations to, including without limitation obligation to prosecute or maintain, the Other Patents , and TAKEDA shall be entitled to dispose of , abandon or modify such Other Patents at its sole discretion, provided, however, if such Other Patents fall under the definition of the Ancillary Patents set forth in Article 2.B., then such Other Patents shall be added to and treated as the Ancillary Patents.

If TAKEDA desires to dispose of or abandon the part or scope of the Other Patents which part or scope covers the inventions of the Specific Compounds (i.e., the composition of matter of the Specific Compounds per se) (hereinafter called the “Specific Compounds Scope”), TAKEDA shall provide TOBIRA with thirty (30) days prior written notice of such desire, and, if TOBIRA so requests within such thirty (30) days, shall provide TOBIRA with the opportunity to prosecute and maintain such Specific Compounds Scope at TOBIRA’s expense, in such case

(a) TAKEDA shall assign such Specific Compounds Scope to TOBIRA, and TOBIRA shall take necessary procedures of ownership change, at TOBIRA’s cost and responsibility, within one (1) year after above TAKEDA’s notice,

(b) thereafter, the Specific Compounds shall be treated as and included in the definition of the “Principal Compounds”, and

(c) the Specific Compounds Scope shall be treated as and included in the definition of the “Assigned Patents”.

B.	Ownership Change. Within one (1) year after the execution of this Agreement, and after TAKEDA has taken the necessary actions to delete,

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amend or disclaim the claimed inventions other than those of the Compounds, and to move such deleted, amended or disclaimed inventions into the Other Patents as set forth in Article 3.A., TOBIRA shall, at is own responsibility and expense, take necessary procedures for the assignment and change of the name of patent (application) owner from TAKEDA to TOBIRA. TAKEDA shall cooperate with TOBIRA for such procedures, including without limitation signing and submitting to TOBIRA the documents prepared by TOBIRA for such patent (application) owner name change, at TOBIRA’s cost. For the avoidance of doubt, TOBIRA shall not take any procedures for the assignment of the Assigned Patents, until and unless Takeda has deleted, amended or disclaimed the claimed inventions other than those of the Compounds, and/or has taken the necessary actions to move such deleted, amended or disclaimed inventions into the Other Patents as set forth in Article 3.A.

C.	Maintenance of Assigned Patents. After the assignment of the Assigned Patents, such Assigned Patents (including the Specific Compound Scope, if and after such Specific Compound Scope is assigned to TOBIRA pursuant to above Article 4.A.) shall be maintained by TOBIRA, at its own discretion, responsibility and expenses, pursuant to Article 13.A. TOBIRA shall, without obtaining TAKEDA’s prior written consent, not attempt to expand the scope of what is claimed in the Assigned Patents, nor file divisional(s), continuous patent application(s) nor continuous in-part patent application(s) derived from the Assigned Patents.

ARTICLE 4.	(CONSIDERATION)

A.

Up-Front and Milestone Payments. As a part of consideration for the patent assignment and license grant by TAKEDA hereunder, TOBIRA shall make the following milestone payments to TAKEDA, each of which shall be due

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once only upon occurrence of the following respective trigger events, and payable in US Dollars pursuant to the following instalments within (a) thirty (30) days after the respective trigger event with regard to instalments i. to vi. below; and (b) only with regard to the instalments under the following vii. to ix., within sixty (60) days after the end of the first calendar year in which [*]

	Trigger Event	Milestone Payment

[*]	[*]	[*]

For the avoidance of doubt, (i) should it become clear that the [*] the relevant milestone payment corresponding to [*] mentioned above, as the case may be, shall be due at the time when such fact becomes clear, and, even if such fact does not become clear, such payment shall be due at the latest, together with the immediately following milestone payment, upon occurrence of such the immediately following trigger event, and (ii) each milestone shall be payable only once at the first achievement of the relevant milestone event and TOBIRA shall not be required to make the milestone payments for the Product(s) containing the Reserve Compound (hereinafter called the “Reserve Product”) for the same trigger events for which TOBIRA had already made such milestone payments with regard to the Product(s) containing the Principal Compound (hereinafter called the “Principal Product”), if any, and vice versa, as stipulated in Article 6.B.

B.	Royalty Calculation and Payments. In addition to the consideration as provided for in Article 4.A. hereof and in accordance with the terms of this Agreement, TOBIRA shall pay to TAKEDA tiered royalties in US Dollars based on the cumulative worldwide annual Net Sales of the Product sold in the Territory by TOBIRA and its Affiliate(s) and Sublicensee(s) in each calendar year according to the sliding scale below. For each country of the Territory, TOBIRA shall pay TAKEDA royalties for the period commencing on the date of the First Commercial Sale of the first Product in such country and ending on the later of the followings:

(a)	the twelfth (12th) anniversary of the First Commercial Sale of the Product in such country or the Generic Entry, whichever is earlier; and

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(b)	the date of expiration of the last to expire of the Assigned Patents in such country, calculated on a country-by-country basis (hereinafter called the “Royalty Period”). The royalties shall be paid quarterly by TOBIRA to TAKEDA within sixty (60) days after the last day of each quarter and the rate of royalties on annual Net Sales in the Territory during the Royalty Period shall be as follows:

(i)	[*] on the portion of such Net Sales of the Products up to [*];

(ii)	[*] on the portion of such Net Sales of the Products over [*] up to [*];

(iii)	[*] on the portion of such Net Sales of the Products [*] up to [*]; and

(iv)	[*] on the portion of such Net Sales of the Products over [*].

For the avoidance of doubt, (i) the Principal Product and the Reserve Product shall hereunder be treated independently in relation to the duration of the Royalty Period, and the Royalty Period for the Reserve Product shall continue on a country-by-country basis, regardless of the Royalty Period for the Principal Product, until the later of (a) the twelfth (12th) anniversary for the First Commercial Sale of the Reserve Product in such country or the Generic Entry, whichever is earlier; and (b) the date of expiration of the last to expire of the Assigned Patents for the Reserve Compound and/or the Reserve Product, but (ii) in the calculation of the annual Net Sales, both the

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Principal Product and the Reserve Product shall be calculated into one. By way of example, if in a certain year, the Net Sales of the Principal Product which is subject to the royalty payment is [*] and the Net Sales of the Reserve Product which is subject to the royalty payment is [*], then the amount of royalty for such year pursuant hereto is, [*].

C.	Exempt Sales and Transfers. Notwithstanding the provisions of this Article 4, TOBIRA shall not be obligated to pay royalties on transfers of the Compound or the Product within the scope of Access Programmes, even if such transfers give rise to Net Sales, provided, however, that, if the price of the Compounds or the Product thus transferred by TOBIRA within the scope of the Access Programme exceeds [*] of the then prevailing average selling price of the Compounds or the Product transferred to a Third Party by TOBIRA and/or its Sublicensee(s) in the United States, then such transfer of the Product shall not be deemed to be made under the Access Programme and TOBIRA shall be obligated to pay royalties to TAKEDA on such transfer as well.

D.	Royalties from Public Health Access Licenses etc. In the event that TOBIRA earns revenues from any Public Health Access Licenses, TOBIRA shall not be obligated to pay royalties on such revenues to TAKEDA, if and as far as such Public Health Access Licenses are granted at a consideration of running royalties the rate of which is not more than [*] of the net sales of the Product by such Third Party. If the Public Health Access Licenses are granted by TOBIRA at a consideration of running royalties the rate of which is more than [*] of the net sales of the Product by such Third Party, then the portion of the running royalties exceeding [*] of the net sales of the Product by such Third Party shall be added to the Net Sales.

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E.	Third Party Patents. If it is essential or desirable for TOBIRA to exploit the license granted to it by TAKEDA under this Agreement in any country that TOBIRA obtains a license from one or more Third Parties under such Third Parties’ issued patent or patents, then TOBIRA shall obtain such license at its own risk and costs.

F.	Combination Products and Co-Packaged Products. Net Sales of the Combination Product and the Co-packaged Products shall be calculated by multiplying the total Net Sales of the Combination Product or the Co-packaged Product by the fraction A/(A+B), where A is [*] of TOBIRA and/or its Affiliate(s) or Sublicensee(s) in the applicable country of the Product containing the Compound as its sole therapeutically active ingredient sold separately in the same formulation/dosage and having the same approved indication, and B is [*] weighted by the IMS gross sales in the calendar quarter for which royalties are being calculated hereunder in the applicable country of the products containing each of the other active ingredients as their sole therapeutically active ingredients in the Combination Product and/or of the separate components co-packaged with the Product sold separately in the same formulation/dosage and having the same approved indication, during the applicable calendar quarter. If A or B cannot be determined because values for the Product or the other product containing the other active ingredients than the Compound sold alone are not available in a particular country in question, then thus non-available A or B, as the case may be, shall be the average price weighted by the IMS gross sales in the calendar quarter for which royalties are being calculated hereunder at which the Product or the other active ingredients are sold alone in the dosage included in the Combination Product or Co-packaged Product in the U.S. In the event that no Products or other active ingredients are sold alone in any country of the Territory, the Parties shall negotiate in good faith an allocation of the fair market value of the Product in the Combination Product or the Co-packaged Product.

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G.	Sales and Royalty Reporting. From the date of the First Commercial Sale until the expiry of the Royalty Period and within sixty (60) days of the end of each calendar quarter, TOBIRA shall send to TAKEDA a report, on a Product-by-Product basis, stating (a) the gross sales and the Net Sales of the Product sold by TOBIRA, its Affiliate(s) and its Sublicensee(s) on a country-by-country basis in local currency with respect to such calendar quarter, (b) the currency exchange rates used to determine the royalties payable, and (c) a calculation of the amount payable to TAKEDA pursuant to this Article 4.

H.	Withholding Tax. Income tax on any payments made to TAKEDA under this Agreement shall be borne by TAKEDA. TOBIRA shall deduct any withholding taxes and other statutory duties levied on the payments by TOBIRA to TAKEDA pursuant to this Agreement and shall pay such withholding taxes and other statutory duties to the proper tax authorities as required by applicable law at the date of payment. TOBIRA shall maintain official receipts of payment of any withholding taxes and forward these receipts to TAKEDA without any undue delay. The Parties shall exercise reasonable efforts to ensure that any withholding taxes and other statutory duties imposed are reduced as far as possible under the provisions of the current or any future double taxation agreement between Japan and the U.S.

I.	Conversion Rates. Conversion from other currencies into US Dollars shall be made using the daily rate of exchange published by The Wall Street Journal (Eastern edition), on the last working day of the calendar quarter to which the payment relates.

J.	Audit Rights. TOBIRA and its Sublicensee(s) shall keep accurate records in sufficient detail concerning the Net Sales of the Product. TAKEDA may

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have audited at TOBIRA and its Affiliates and Sublicensee(s), by an independent public accountant reasonably acceptable to TOBIRA, any and all relevant account books and their relating records or documents possessed by TOBIRA concerning the Net Sales of the Product. Such examination shall be conducted (a) upon at least thirty (30) days’ prior written notice to TOBIRA and during normal business hours, however, not more than once a calendar year, (b) at the facility(ies) where such records are kept, (c) without unreasonable disruption to the operations of TOBIRA, and (d) for the sole purpose of verifying the correctness of the payments to be made to TAKEDA hereunder. Such independent public accountant may be required to enter into a separate reasonable confidentiality agreement with TOBIRA and shall not under any circumstances be entitled to report to TAKEDA the details of his/her review except for confirming the levels of royalty payments due and/or the achievement of trigger events of the milestone payments. In case such accountant finds an underpayment of more than [*], TOBIRA shall bear the costs and expenses for such audit. For the above purpose, TOBIRA and its Affiliates and Sublicensee(s) shall keep such account books and their relating records or documents for [*] after the end of each calendar quarter concerned.

K.	Adjustment of Royalty Payments. Should (i) simple miscalculation of the royalty amount be found, (ii) some temporary figures be used by TOBIRA in the quarterly calculation of the Net Sales and later the actual amount turns out to be different and an appropriate adjustment is needed to reflect the actual amount of Net Sales, then the necessary adjustment of the royalty amount shall be made within thirty (30) days after the receipt by either Party from the other Party of the notification of (i) or (ii) mentioned hereinabove. Except as otherwise provided for in the previous sentence of this Article 4.K., the payments made under Article 4 of this Agreement shall be non-refundable and non-creditable, under any circumstances and for any reason.

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L.	Wire Transfer. All payments to be made hereunder shall be made by wire transfer to the following TAKEDA’s bank account or such other bank account as may be designated by TAKEDA by written notice received by TOBIRA at least ten (10) days before payment is due:

Name of the bank: [*]

Branch: [*]

Account No. [*]

Account Holder: [*]

M.	Interest on Late Payments. Late payments, if any, shall bear interest thereon at the rate of [*] above the prime rate quoted by City Bank then prevailing from the date the payment was due until remittance is actually made.

ARTICLE 5.	(DISCLOSURE OF INFORMATION AND TECHNOLOGY TRANSFER)

A.

Initial Disclosure by TAKEDA. Within thirty (30) days after the receipt of the upfront milestone payment pursuant to i. of Article 4.A, TAKEDA shall, at its own cost and expense, (a) transfer to TOBIRA its right, title and interest in and to the IND for the Principal Compound and the Principal Product filed by TAKEDA as of the Effective Date with the regulatory authorities in the Territory, by preparing and providing with the regulatory authorities in the Territory all necessary and appropriate notification and other documentation required to complete such transfer to TOBIRA, and (b) disclose and provide to TOBIRA the Information, including without limitation the substantive correspondence with the regulatory authorities in the Territory regarding the IND to be transferred pursuant to above subsection (a), with regard to the Principal Compound and the Principal Product, as listed in the initial Schedule 1(20) attached hereto. Thereafter,

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TOBIRA may raise questions, if any, to TAKEDA with regard to such Information disclosed, and TAKEDA shall, to the extent reasonable and as far as available to TAKEDA, diligently answer such questions. TAKEDA shall not be obligated to translate the Information into English or otherwise compile the same, unless otherwise agreed upon by the Parties.

B.	Completion of Disclosure. Within ninety (90) days after the Effective Date, but subject to and after TAKEDA’s receipt of the upfront milestone payment pursuant to i. of Article 4.A, TAKEDA shall, at its own cost and expense, (a) transfer to TOBIRA its right, title and interest in and to the IND for the Reserve Product and the Reserve Compound filed by TAKEDA as of the Effective Date with the regulatory authorities in the Territory, by preparing and providing with the regulatory authorities in the Territory all necessary and appropriate notification and other documentation required to complete such transfer to TOBIRA, and (b) disclose and provide to TOBIRA the Information, including without limitation the substantive correspondence with the regulatory authorities in the Territory regarding the IND to be transferred pursuant to above subsection (a), with regard to the Reserve Compound and the Reserve Product, as listed in the initial Schedule 1(20) attached hereto. Thereafter, TOBIRA may raise questions, if any, to TAKEDA with regard to such Information disclosed, and TAKEDA shall, to the extent reasonable and as far as available to TAKEDA, diligently answer such questions. TAKEDA’s answers to such questions made pursuant to this Article 5.A and/or 5.B shall also be treated as the Information and TAKEDA’s Confidential Information.

C.

Continuing Obligation of TAKEDA. In the event that at any time during the term of this Agreement, TAKEDA should come into the possession of any patent rights other than those listed in the current Schedule 2.B. in a claim or example in the patent applications of which, a specific reference to either or

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both of the Compounds is made, then TAKEDA shall promptly disclose the same to TOBIRA and permit TOBIRA to use such patent rights under the terms and conditions of this Agreement (i.e., such patent rights shall be added to and be included in the Ancillary Patents).

ARTICLE 6.	(DEVELOPMENT WORK)

A.	Development of Principal Compound. TOBIRA and its Affiliate(s) and Sublicensee(s) shall use their Commercially Reasonable Efforts, with respect to the Principal Compound, to conduct the Development Work from the Effective Date for the Primary Indication. Any development of the Principal Compound for a Secondary Indication shall be at the sole discretion of TOBIRA. In the event that TOBIRA decides to proceed to such development for a Secondary Indication, it shall inform TAKEDA thereof in writing prior to the commencement of such development and thereafter, TOBIRA and its Affiliate(s) and Sublicensee(s) shall also use their Commercially Reasonable Efforts to conduct the Development Work for such Secondary Indication. TOBIRA shall report to TAKEDA on its and its Affiliate(s)’ and Sublicensee(s)’ development progress and updated development plan from time to time but no less frequently than semi-annually in order to enable TAKEDA to know the status of development of the Principal Compound.

B.

Development of Reserve Compound. TOBIRA shall be entitled to decide, at its sole discretion, whether to commence the development of the Reserve Compound. In the event that TOBIRA so decides to proceed with such development, it shall notify TAKEDA thereof in writing prior to the commencement of such development, and thereafter, TOBIRA and its Affiliate(s) and Sublicensee(s) shall also use their Commercially Reasonable Efforts to conduct the Development Work for the Reserve Compound and

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shall report to TAKEDA on their development progress and updated development plan from time to time but no less frequently than semi-annually in order to enable TAKEDA to know the status of development of the Reserve Compound. With regard to the milestone payments set forth in Article 4.A already made by TOBIRA for the Principal Compound by that time, if any, TOBIRA shall not be required to make the same milestone payments even if the same milestone events occur for the Reserve Compound. For example, if TOBIRA decides to develop and commercialize the Reserve Compound after the payment of [*] pursuant to Article 4.A.(ii) with regard to the Principal Compound, then TOBIRA shall not be obligated to make the milestone payments pursuant to Article 4.A.(i) and (ii) with regard to the Reserve Compound if they have already been paid with respect to the Principal Compound. However, milestone payments that have not yet been triggered will be triggered by the first of the Principal Compound or the Reserve Compound to reach said milestone.

C.	Responsibilities. From the execution of this Agreement, the Development Work shall be conducted by TOBIRA and its Affiliate(s) and Sublicensee(s) at their sole cost, risk and responsibility.

D.

Ongoing Trials. Once TOBIRA commences any non-clinical or clinical trial of the Compound and/or the Product hereunder, then TOBIRA shall conduct such trial to its completion, unless TOBIRA’s decision to cease any such trial prior to its completion is due to one of the following causes: (i) if, in TOBIRA’s reasonable judgment, there are scientific or other technical problems, including any problems which relate to the safety, efficacy or toxicology of the Compound or Product; (ii) there are any significant, unexpected change in the regulatory requirements in a country concerning the development of the Compound or Product which comes into existence after the Effective Date, for example a new requirement for studies in

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specific patient sub-groups; or (iii) if, in TOBIRA’s reasonable judgment, there are significant, unexpected changes in the market that provide business justification for such cessation which comes into existence after the Effective Date, for example competitive products enter the market , provided, however, that in the case of subsections (ii) and (iii), TOBIRA shall complete the studies for the patient(s) already commenced (i.e., TOBIRA may decide not to conduct the newly required and/or additional studies, but TOBIRA shall conduct the portion of trials originally planned before such change of regulatory requirements or market change). In case of such cessation for any reason, TOBIRA shall be responsible for any and all winding-ups, including without limitation answering to the requests and/or questions from patients, including continuing to provide patients with the Product, if appropriate or required.

ARTICLE 7.	(REGULATORY MATTERS)

A.	Registration. TOBIRA and its Affiliate(s) and Sublicensee(s) shall use Commercially Reasonable Efforts to obtain as soon as possible the Approvals in the EU and the U.S. and in any other countries that TOBIRA deems appropriate. TOBIRA or its Affiliate(s) or Sublicensee(s) shall be the owner of all such Approvals.

B.	Maintenance. TOBIRA shall obtain, secure, and maintain the Approvals at its sole cost and responsibility.

C.	Costs. All the expenses necessary for filing the application of, obtaining, securing, and maintaining the Approvals in the Territory shall be borne by TOBIRA.

D.	Reporting Obligations. TOBIRA shall keep TAKEDA informed of the progress of the applications for the Approvals in each country of the Territory from time to time but no less frequently than semi-annually in order to enable TAKEDA to know the status of the Approvals.

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ARTICLE 8.	(MANUFACTURING)

A.	Manufacturing.

(a)	In the event TOBIRA requests and TAKEDA agrees so, and solely within one (1) year after receipt of the upfront milestone payment pursuant to i. of Article 4.A., TAKEDA will dispatch TAKEDA’s researchers or employees to support TOBIRA for manufacturing set-up for the Compound using the Information, and TOBIRA shall reimburse all expenses (including reasonable and actual travel and lodging expenses) and labor costs based upon the actual time spent and agreed full-time equivalent rates for such persons.

(b)	TOBIRA shall be responsible for procuring all of its requirements of the Compound and the Product from any Third Party manufacturer and/or manufacturing by itself the Compound and the Product and may use the Information to do so.

(c)	Upon request of TOBIRA, TAKEDA shall assist TOBIRA by introducing TOBIRA to Third Party manufacturer(s) TAKEDA has used to manufacture the Compound, provided, however, that TAKEDA shall not be obligated to cause such used Third Party manufacture(s) to enter into its any agreement with TOBIRA.

(d)	TOBIRA, its Affiliates and Sublicensees, may use all of the information and materials provided or made available to TOBIRA by TAKEDA in the course of manufacturing set-up pursuant to this Article 8.A as a part of the Information for the purpose of developing and commercializing Products.

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B.	Manufacturing Responsibility. TOBIRA shall manufacture, by itself or through Third Party manufacturer(s), the Compound and/or the Product at its responsibility and expense, provided, however, TAKEDA shall transfer to TOBIRA and TOBIRA shall accept certain amount of the Principal Compound (TAK-652 per se), its intermediates and its raw materials under the terms and conditions defined in Schedule 8 attached hereto. For the avoidance of doubt, unless otherwise agreed upon by the Parties, TAKEDA shall not be obligated to manufacture and/or supply the Compound, the Product and/or its intermediates and raw materials beyond the quantities set forth in Schedule 8.

ARTICLE 9.	(SALE OF THE PRODUCT AND REPORT)

A.	Commercialization. TOBIRA shall ensure and cause its Affiliate(s) and Sublicensee(s) to ensure that the First Commercial Sale of the Product in each of the Territory is made within [*] of achieving the Approvals in each such country. In the event that TOBIRA fails to achieve the First Commercial Sale of the Product in any country of the Territory within such [*] period, TOBIRA shall notify TAKEDA in writing of the reason for such failure. If TOBIRA and/or its Affiliate(s) and Sublicensee(s) did not launch the Product in the Territory within such [*] period despite applying its Commercially Reasonable Efforts, then TOBIRA shall not be in breach of its obligations under this Article 9.A as long as such situation continues, provided that TOBIRA shall have a continuing obligation to apply Commercially Reasonable Efforts to launch the Product as soon as possible and to provide to the reasonable satisfaction of TAKEDA from time to time a status report outlining the reasons for failure to launch, together with a plan for later launch if appropriate.

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B.	Pricing and Marketing Strategies. TOBIRA shall be solely responsible for deciding the marketing strategy and selling price of the Product in each country of the Territory in accordance with applicable laws and regulations.

C.	Product Promotion. The introduction, advertisement and sales promotion of the Product, as well as the post marketing surveillance and other commercialization related actions shall be made at TOBIRA’s or its Affiliate(s) or Sublicensee(s)’ own expense and responsibility. TOBIRA shall use and cause its Affiliates and Sublicensee(s) to use Commercially Reasonable Efforts to market, promote, and sell the Product in the countries of the Territory where the Product has been launched. As a part of promotional and sales activities, if required, TOBIRA shall carry out the clinical studies (such as phase IV) in the Territory at its expense and responsibility in accordance with the protocols prepared by TOBIRA. TOBIRA shall be responsible for receiving, investigating, and documenting all serious adverse drug reactions relating to the use of the Products which require reporting to appropriate regulatory authorities in the Territory. TOBIRA shall be solely responsible for filing all post-marketing reports of such serious adverse drug reactions required by regulatory authorities in the Territory, or as required by applicable laws or regulations.

D.

Non-Compete Obligations by TOBIRA. TOBIRA shall not and shall cause its Affiliate(s) and its Sublicensee(s) not to directly or indirectly develop and/or commercialise any products containing a small molecule compounds whose most principal mechanism of action is chemokine C-C motif receptor 5 antagonist (other than the Products) for the any Primary Indication or Secondary Indication as those for which the Products are being developed or commercialized in any country in the Territory (such product, a “Competing Product”). Notwithstanding the foregoing, in the event that: (i) TOBIRA is acquired by a Third Party; or (ii) acquires a Third Party; which is developing

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or commercializing such a Competing Product, in either case the surviving entity shall have a reasonable period of time to divest the Competing Product, which shall in no case exceed [*] from the closing of such acquisition. In the event that the surviving entity does not discontinue the development and commercialization of, or divest itself of all rights and obligations to develop and commercialize, such Competing Product within such [*] time period, TAKEDA may, at its sole discretion, terminate this Agreement solely with respect to the affected Product as set forth in Article 16.C. TOBIRA shall not be construed as breaching this non-compete obligation, if the surviving entity of such acquisition just hold the Competing Compound and does not proceed further development and/or commercialization of such Competing Product.

E.	Non-Compete Obligation by TAKEDA. TAKEDA shall not, directly or indirectly, develop and/or commercialise any products containing, as an active ingredient, the Compound and/or the Specific Compounds. For the avoidance of doubt, and notwithstanding the previous sentence, TAKEDA may conduct research using the Compound and/or the Specific Compounds, as a research tool, such as standard compound, control compound or lead compound etc., for the research to develop and/or commercialize a product other than those restricted above.

ARTICLE 10.	(REPRESENTATION AND WARRANTIES)

A.	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(i)	such Party is a corporation duly organised, validly existing and in good standing under the laws of the state and/or nation of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement;

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(ii)	such Party is duly authorised to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on such Party’s behalf has been duly authorized to do so by all requisite corporate action; and

(iii)	the execution, delivery and performance of this Agreement does not conflict with any agreement, contract, instrument or understanding, oral or written, to which such Party is a party, or by which it is bound, nor will it violate any law or regulation of any legislature, court, governmental body, administrative agency or other authority having jurisdiction over a Party.

B.	Representations and Warranties of TAKEDA. TAKEDA hereby represents and warrants to TOBIRA further that neither TAKEDA nor any of its affiliates have granted to any Third Party any licenses or other rights to use or practice the Information in any manner relating to use, importation, offering for sale or sale of the Compounds or the Products anywhere in the Territory in any manner that would conflict with TOBIRA’s rights granted in this Agreement, and TAKEDA has full legal rights and authority to grant TOBIRA the license and other rights granted in this Agreement.

C.

No Implied Warranties. Save as expressly stated in this Agreement, no representation, condition or warranty whatsoever, including without limitation TAKEDA’s warranty on the efficacy, safety, merchantability and/or fitness for particular purpose of the Compound and/or the Product, non-infringement and non-misappropriation of any Third Party patents and other rights, patentability or validity of any Assigned Patents or Ancillary Patents, is made or given by or on behalf of either Party and all conditions and warranties implied by operation of law or otherwise are hereby expressly excluded. Neither Party has entered into this Agreement in reliance upon any

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representation, warranty, or undertaking of the other Party which is not set out or referred to in this Agreement, provided however, that this Article shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by either Party.

ARTICLE 11.	(INDEMNIFICATION)

A.	Indemnification by TAKEDA. TAKEDA shall indemnify, hold harmless and defend TOBIRA and its Affiliate(s), Sublicensee(s) and distributors, and their directors, officers, employees and agents from and against any and all claims (including product liability claims), losses, expenses, and costs of defence (including attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) (collectively, “Losses”) resulting from any claim or claims by a Third Party to the extent that such claim or claims arising out of:

(a)	a breach of TAKEDA’s warranties under Article 10.A or Article 10.B or through its wilful misconduct or negligence, or

(b)	the non-clinical and clinical testing and other development of the Compounds or the Products conducted by or on behalf of TAKEDA prior to the Effective Date.

in each case except to the extent such Losses arise out of the events described in Article 11.B(a), (b), or (c).

B.	Indemnification by TOBIRA. TOBIRA shall be solely responsible for and indemnify, hold harmless and defend TAKEDA and its Affiliate(s) and their directors, officers, employees and agents from and against any and all Losses resulting from any claim or claims by a Third Party to the extent that such claim or claims arise out of:

(a)	a breach of TOBIRA’s warranties under Article 10.A or through TOBIRA, its Affiliates’ and/or Sublicensee(s)’ wilful misconduct or negligence,

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(b)	the non-clinical and clinical testing and other Development Work with respect to the Compounds or the Products to the extent conducted by or on behalf of TOBIRA, its Affiliates and/or its Sublicensee(s) after the Effective Date, or

(c)	the manufacturing, marketing, promotion, distribution, sale or any other actions or omissions of or relating to the Compounds or the Products in the Territory by or on behalf of TOBIRA, its Affiliate(s) and/or Sublicensee(s), in each case except to the extent such Losses arise out of the events described in Article 11.A (a) or (b).

C.	Procedure. In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) within thirty (30) days in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defence of the claim and its settlement. If it is not permitted under applicable legal and ethical requirements for the Indemnifying Party’s defence counsel to represent both Parties, separate independent counsel shall be retained for each Party. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

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D.	Insurance. TOBIRA shall maintain insurance cover consistent with normal business practices and adequate to cover the risks as specified under the aforementioned provisions of this Article 11. However, it is understood and agreed that the maintenance of such insurance coverage will not relieve TOBIRA of its obligations under this Agreement.

ARTICLE 12.	(SECRECY)

A.	Confidentiality. Subject to any other provisions of this Agreement, each Party agrees that it shall, during the term of this Agreement and for a period of [*] years thereafter, hold in confidence Confidential Information of the other Party and terms and conditions of this Agreement, and shall not disclose such Confidential Information to any Third Party nor use such Confidential Information for any purpose other than the purpose of this Agreement, without first obtaining the prior written consent of the other Party. Notwithstanding the foregoing, disclosures to each Party’s Affiliate(s) and/or its Sublicensee(s), and to any Third Party to whom a Public Health Access License is granted are expressly permitted, subject to the terms and conditions of this Agreement. The foregoing obligations shall not however apply to any Confidential Information which the receiving Party can prove by sufficient written evidence that:

(i)	is public knowledge prior to the disclosure by the providing Party to the receiving Party hereunder;

(ii)	enters into the public domain after disclosure by the providing Party to the receiving Party without any breach by receiving Party of this Agreement;

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(iii)	has been independently developed by the receiving Party without access to the Confidential Information supplied;

(iv)	is disclosed to the receiving Party by a Third Party who has the right to make such disclosure.

For the avoidance of doubt, any data, information, and know-how shall not be deemed to be within the foregoing exception merely because (1) such data, information, and know-how is embraced by more general information which is provably known to the receiving Party or (2) any portion thereof is provably known to the receiving Party, but the combination thereof as well as the combined entire data, information, and know-how is not provably known to the receiving Party.

B.

Authorised Disclosures. Further to Article 12.A, TOBIRA shall at all times be further entitled to disclose Confidential Information of TAKEDA to officers, employees, Sublicensees, advisors, consultants, potential business partners and investors, and distributors in each country of the Territory, and regulatory authorities in the Territory to the extent the same have a need-to-know for the purposes of fulfilling the aim of this Agreement; provided, however, that TOBIRA shall , to the extent permitted by laws, impose upon such disclosees obligations of confidentiality and non-use at least equivalent to those imposed on TOBIRA hereunder. Moreover, TOBIRA shall further be entitled to disclose Confidential Information of TAKEDA if required to be disclosed by law (including filings with the U.S. Securities Exchange Commission and other stock exchanges),or for the purpose of complying with governmental regulations, including without limitation, regulations pertaining to the Approvals of the Compound or the Product-4 provided, however, that TOBIRA shall inform TAKEDA of such requirements prior to the disclosure and shall cooperate with TAKEDA to seek appropriate

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protective order or other protection, if any, to the extent reasonably possible. In addition, TAKEDA and TOBIRA shall be entitled to disclose Confidential Information of the other Party if such Confidential Information of the other Party is required to be disclosed by court order or other legal requirements or for prosecuting or defending litigation; provided, however, that such Party who is going to disclose the other Party’s Confidential Information shall inform the other Party of such requirements prior to the disclosure and shall cooperate with the other Party to seek appropriate protective order or other protection, if any, to the extent reasonably possible.

C.	Publications. Subject to Article 12.A and Article 12.B, TOBIRA shall at all times be entitled to publish the results of its Development Work regarding the Compound and the Product. TAKEDA shall not, during the term of this Agreement and for a period of [*] thereafter, be entitled to publish Confidential Information related to the Compound or the Product without the prior written permission of TOBIRA.

D.	Press Releases and Use of the other Party’s Name. The Parties agree to that each Party may issue the agreed Press Release in the form attached as Schedule 12.D., after the Effective Date. Except as provided above, if a Party desires to issue a press release or other public statement concerning the execution of this Agreement, it must first obtain the other Party’s written approval of the content of such proposed release and TOBIRA may thereafter issue press releases with regard to the Products or development thereof, subject to the following limitations. Except as required under applicable laws, neither Party may use the company name, housemarks and trademarks, logos, or symbols associated with the other Party without the prior written permission of such other Party.

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E.	Injunctive Relief. Each Party acknowledges that a breach of this confidentiality and limited-use obligation relating to the other Party’s Confidential Information contained hereunder may cause the other Party continuing and irreparable harm which may not be adequately compensated by the monetary damages. Each Party, therefore, agrees that in the event of an actual or threatened breach of such obligation, notwithstanding the provisions of Article 24 hereof, the disclosing Party shall be entitled to seek, in addition to any other remedies available to it, a temporary restraining order and preliminary and final injunctive relief to prevent any breach of this Agreement, at any time at disclosing Party’s sole discretion and without the necessity of posting a bond or other security.

ARTICLE 13.	(PATENTS)

A.	Obligation to Maintain. TOBIRA shall use its Commercially Reasonable Efforts to maintain the Assigned Patents. TOBIRA shall be responsible for the maintenance, defence and prosecution of the Assigned Patents in the name of TOBIRA and at TOBIRA’s expense, and TAKEDA shall not be under any obligations except for those specifically set forth in Article 3, provided, however, with regard to the defence of the Assigned Patents, if TOBIRA receives an office action, opposition, action for declaratory judgement, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of the Assigned Patents, TOBIRA shall so notify TAKEDA and shall conduct defence therefor upon consultation with TAKEDA.

B.

Patent Term Extensions. TOBIRA shall use the Commercially Reasonable Efforts to apply for and obtain the patent term extension for the Assigned Patents. TOBIRA shall be responsible for the patent term extension of the Assigned Patents. TOBIRA shall be responsible for listing of the Assigned

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Patents to the list entitled “Approved Drug Products with Therapeutic Equivalence Evaluation” known as the “Orange Book” in the case of the United States, and any and all equivalences in the other countries. All the expenses for such patent term extension and patent listing shall be borne by TOBIRA.

C.	Infringement of Assigned Patents. TOBIRA shall use the Commercially Reasonable Efforts to take appropriate action for elimination of any infringement of the Assigned Patents. TOBIRA shall be responsible for such legal proceedings for elimination of any infringement of the Assigned Patents. All the expenses for such legal proceedings shall be borne by TOBIRA. In addition, in the event that TOBIRA earns revenues (i.e., damages or costs recovered) from any legal proceedings pursuant to this Article 13.C. with regard to the Assigned Patents, the remaining revenues received, after deducting all out-of-pocket expenses incurred for such legal proceedings from such revenue, if any, shall be treated as and included in the Net Sales.

D.	Special Provisions for Public Health Access Licenses. In the event that any governmental authority or other Third Party proposes or threatens to grant a Public Health Access License under the Assigned Patents and/or the Information, to the extent allowed by applicable laws, TOBIRA shall be responsible for taking any action, provided, however, that TOBIRA shall notify TAKEDA in writing thereof. TOBIRA shall take any such action at its cost, risk and responsibility. In the event that TOBIRA shall not be allowed to take any such action or in the event that any governmental authority or other Third Party proposes or threatens to grant a Public Health Access License under the Ancillary Patents, then TAKEDA shall take such action to the extent allowed by applicable laws applying Commercially Reasonable Efforts and TOBIRA shall give all reasonable assistance in connection therewith, and each Party shall bear its own costs.

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E.	Third Party Suits against TAKEDA or TOBIRA. In the event of any claim, threat or suit by a Third Party against TOBIRA, its Sublicensee(s) and/or TAKEDA alleging that the manufacture, import, formulation, sale, offer for sale and/or use of the Compound and/or the Product in the Territory made hereunder infringes any patents or other industrial property rights of such Third Party, each Party hereto shall inform the other Party of such claim, threat or suit and TOBIRA shall, upon consultation with TAKEDA, defend such claim, threat or suit or settlement thereof at its own cost and responsibility. The damages awarded to a Third Party as a result of the suit for infringement of such Third Party’s patents or other industrial property rights or settlement thereof shall be borne solely by TOBIRA and/or its Sublicensee(s).

ARTICLE 14.	(INVENTIONS AND IMPROVEMENTS)

A.	Inventions and Improvements of TAKEDA. In the event that any technical information, invention or discovery, whether or not patentable, are obtained concerning the Compound and/or the Product from the activities solely undertaken by TAKEDA after the Effective Date, such patentable and non-patentable inventions shall be owned by TAKEDA and patent applications may be, at TAKEDA’s discretion, filed under the name of TAKEDA and at TAKEDA’s expense. However, any such patents of which a specific reference to either or both of the Compounds is made in a claim or example in the patent specifications shall be included in the Ancillary Patents pursuant to Article 5.C.

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B.	Inventions and Improvements of TOBIRA. In the event that any technical information, invention or discovery, whether or not patentable, are obtained from the activities undertaken by TOBIRA, its Affiliates and/or its Sublicensee(s) pursuant to this Agreement, such patentable and non-patentable inventions shall be owned by TOBIRA, its Affiliates and/or its Sublicensee(s) and patent applications may be, at TOBIRA’s discretion, filed under the name of TOBIRA and/or its Affiliate(s) or Sublicensee(s) at their expense. If TAKEDA informs TOBIRA that it wants to have a license under such patent applications or patents to develop and/or commercialize a compound and/or product originated by or licensed to TAKEDA (but other than the Compounds and the Product), TOBIRA shall enter into good faith discussion with TAKEDA for such license under terms and conditions meeting the then prevailing industrial standard. For the avoidance of doubt, the foregoing provisions of this Article 14.B. shall not be interpreted to impose upon TOBIRA an obligation to grant such license to TAKEDA, unless otherwise separately and expressly agreed upon by the Parties.

ARTICLE 15.	(FORCE MAJEURE)

If either Party is rendered unable to fulfil wholly or in part any part of its obligations under this Agreement by reason of “Force Majeure”, such Party shall forthwith give to the other Party a written notice briefly describing the circumstances causing such inability, and, thereupon, to the extent that the Party giving such notice is unable to fulfil such obligations by reason of such circumstances, such obligations shall be suspended during, but no longer than, the continuance of such circumstances. “Force Majeure” means requisition or interference by any Government, State or local authority, war, strikes, lockouts, riot or epidemic diseases, Act of God or any other circumstances whatsoever whether ejusdem generis to the above cause or not over which the Parties shall have no control. In these cases, the other Party has no right to demand indemnity for damage, and if the event of Force

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Majeure preventing performance shall continue for more than six (6) months, both Parties shall in good faith negotiate and decide how to cope with the situation.

ARTICLE 16.	(TERM OF AGREEMENT AND TERMINATION)

A.	Term of Agreement. This Agreement shall be effective as from the date first above written, and, unless sooner terminated by mutual agreement or in accordance with other provisions herein, shall remain in effect on a country-by-country and a Product-by-Product basis until expiry of the Royalty Period.

B.	Termination for Cause. Either Party may terminate this Agreement in its entirety by written notice to the other Party with immediate effect in the following cases:

(a)	in case either Party fails to fulfil any of its material obligations under this Agreement and does not correct such default of material obligations within sixty (60) days counting from the date on which a written notice requiring the defaulting Party to correct such default of material obligations is posted by the other Party, provided, however, if such material breach is the one which cannot be cured within such sixty (60) days period, such termination right is limited to the following cases: (i) if the defaulting Party does not commence and diligently continue actions to cure such breach or default during such sixty (60) days, or (ii) the non-defaulting Party reasonably believes that such material breach cannot be cured within one hundred and twenty (120) days counting from the above written notice, provided, further, in any event if such material breach is not cured within one hundred and twenty (120) days counting from the above written notice, then either Party may terminate this Agreement in its entirety by written notice to the other Party with immediate effect; or

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(b)	in case of the filing by the other Party of a petition in bankruptcy or insolvency, or in case of the filing by the other Party of any petition or answer seeking reorganization, readjustment, or rearrangement of the business of the other Party under any law or any government regulation relating to bankruptcy or insolvency, or in case of the appointment of a receiver for all or substantially all of the property of the other Party, or in case of the making by the other Party of any assignment or attempted assignment for the benefit of creditors, or in case of the institution by the other Party of any proceedings for the liquidation or winding up of its business, or for the termination of its corporate charter.

C.	Termination for Breach of Article 9.D. Notwithstanding the provisions of Article 16.B, in case of breach of Article 9.D where a Competing Product is developed or commercialized for any indication for which either one of the Principal Product or the Reserve Product is being developed or commercialized, then TAKEDA may terminate this Agreement only with respect to any affected Product(s) for which TOBIRA is developing or commercializing the Competing Product (i.e., eliminate such affected Product from the scope of this Agreement, but this Agreement will continue with respect to the non-affected Product), effective upon written notice of such termination to TOBIRA.

D.

Termination by TOBIRA. TOBIRA may terminate this Agreement if TOBIRA determines that it is not feasible to pursue the development, launch or sale of the Products due to one of the following causes: (i) if, in the reasonable judgment, there are scientific or other technical problems, including any problems which relate to the safety, efficacy or toxicology of the Compound or Product; or (ii) there are any significant, unexpected change in the regulatory requirements in a country concerning the

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development of the Compound or Product which comes into existence after the Effective Date, for example a new requirement for studies in specific patient sub-groups; or (iii) there are any significant unexpected changes in the commercial opportunity for the Compound or Product, which comes into existence after the Effective Date and such situation continues or is reasonably expected to continue for such a long time period that it is no longer financially feasible to continue to develop and commercialize the Product, TOBIRA may provide written notice to TAKEDA of such determination, together with competent information thereof and have serious discussions with TAKEDA regarding what steps to take in regards to the problem. TOBIRA may then terminate this Agreement effective upon ninety (90) days written notice days. It is understood that TOBIRA shall have no right to demand from TAKEDA any compensation for the termination of this Agreement pursuant to this Article 16.D.

ARTICLE 17.	(EFFECTS OF BREACH AND TERMINATION)

A.	Accrued Obligations. Termination of this Agreement for any reason shall not release any Party from any liability that, at the time of such termination, has already accrued to the other Party, nor preclude either Party from pursuing all rights and remedies it may have.

B.	Consequences of Expiration or Termination.

(a)

Upon expiration of this Agreement with respect to any Product in any country in the Territory pursuant to Article 16.A, TOBIRA shall continue to have (i) a perpetual, non-exclusive, fully paid-up, sub-licensable right to continue to make, have made, further develop or have developed, use, sell, offer to sell, import and export such Compound and such Product in such country under the Information, and (ii) the de-blocking covenant granted to TOBIRA in Article 2.B

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with regard to the Ancillary Patents de-blocked as of such expiration date for such Compound and such Product in such country shall become perpetual and irrevocable to the same extent that TOBIRA has such right immediately prior to the expiration of the term.

(b)

In the event of a termination of this Agreement, either in its entirety or only with respect to one Product, for any reason, then all licences granted hereunder, either in their entirety or with respect to any such terminated Product„ as the case may be, shall cease with immediate effect and TOBIRA shall promptly send back to TAKEDA any and all data and information furnished by TAKEDA with respect to all Products or the one Product being terminated, as the case may be, by the time of such termination, including without limitation the Information pertaining thereto, and TOBIRA shall not thereafter use them for any purpose whatsoever; provided, however, (A) that if there is an on-going clinical trials or clinical studies with regard to the Compound and/or the Product thus terminated, once started hereunder by TOBIRA and/or its Affiliate(s) or Sublicensee(s), TOBIRA shall be obligated to complete, at its own expense and responsibility, such trials even after the termination of this Agreement, provided, further, in case of termination by TOBIRA pursuant to Article 16.D., the terms and conditions set forth in Article 6.D. shall apply and in case of termination pursuant to subsections (ii) and (iii) of Article 16.D., TOBIRA may decide not to conduct newly required and/or additional studies, but shall complete the studies for patients already commenced), and (B) TOBIRA shall continue to be responsible for the winding-ups including without limitation answering to the requests and/or questions from patients including continuing to provide patients with the Product, if

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appropriate or required, and coordination with the governing regulatory agencies and other relevant organizations relating thereto. In the event that termination is by TOBIRA for TAKEDA’s breach or insolvency pursuant to Article 16.33, then TAKEDA shall reimburse TOBIRA for all reasonable costs actually incurred after the effective date of such termination in connection with continuation of such trials.

(c)	In the event that TAKEDA terminates this Agreement under Articles 16.B. and in the event that TOBIRA terminates this Agreement under Article 16.D., and in addition to other consequences of termination set forth herein, if requested by TAKEDA;: (i) TOBIRA shall immediately transfer and assign back to TAKEDA or its designee the Assigned Patents or abandon the Assigned Patents at TOBIRA’s cost, and (ii) TOBIRA shall transfer to TAKEDA or its designee the Approval or the application therefor and any and all the data and information so far obtained by TOBIRA and/or its Affiliate(s) or Sublicensee(s), including without limitation all the results of the Development Work conducted by them, INDs for the Development Work, and the results of on-going Development Work, if any, and otherwise assist TAKEDA or its designee so that TAKEDA or its designee may smoothly take over the development and/or commercialization of the Product. The transfer and assistance by TOBIRA in accordance with the previous sentence of this Article 17.B(c) shall be made free to TAKEDA and its designee of any charge.

(d)	with respect to Sublicensee(s) of TOBIRA that are not in breach of their sublicense agreements, under which TOBIRA has imposed on such Sublicensee(s) all applicable obligations which TOBIRA

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undertakes hereunder, if such Sublicensee(s) desires to continue the development and/or commercialization of the Product, TAKEDA shall enter into good faith negotiation for, by assuming such sublicense agreements or otherwise, a direct license from TAKEDA to such Sublicensee(s); provided, however, that TAKEDA shall not be obligated to assume any obligations under such agreements that are in excess of the obligations of TAKEDA under this Agreement, unless TAKEDA agrees otherwise in its sole discretion.

C.	Disposal of Products. In the event of a termination of this Agreement, either in its entirety or with respect to any Product in any country in the Territory, for any reason, disposal of the Compounds, goods in process and the Products in TOBIRA’s stock on the effective date of any termination shall be made in the following manner:

(a)	TOBIRA may manufacture the Products using such Compounds and/or such goods in process and may sell the Products in the Territory at its regular commercial conditions and only for the term of one (1) year after such termination, subject to TOBIRA’s agreement to strictly observe the terms and conditions contained in this Agreement including the obligation to pay royalties in accordance with Article 4.B; provided that, in the event of a termination by TAKEDA pursuant to Article 16.B or Article 16.C, the foregoing shall apply only if TAKEDA consents, which consent shall not be unreasonably withheld; and

(b)

in the event of a termination by TAKEDA pursuant to Article 16.B or Article 16.0 or by TOBIRA pursuant to Article 16.D, if so requested by TAKEDA, TOBIRA shall, promptly after such TAKEDA’s request, but subject to TOBIRA’s right, if any, to

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complete the manufacture of goods in process and sell the Products as provided in above subsection (a), sell to TAKEDA any remaining portion of its stock of Compounds and/or Products (but only that portion of the stock that has sufficient shelf life remaining and meets the specifications to be agreed upon by the Parties as well as the then-current regulatory specifications approved by the relevant regulatory authorities), at a price to be negotiated and decided by the Parties, which price shall not be higher than the fully-burdened cost of goods; and

(c)	In any case, TOBIRA shall destroy all stock which does not meet the specifications or otherwise is not used/sold pursuant to above subsection (a) and (b) at TOBIRA’s expense and responsibility without requiring TAKEDA to pay any compensation therefor.

D.	Survival Clauses.

(a)	Upon the expiry or termination of this Agreement, the provisions of [*] shall survive and any other Article or Schedule of this Agreement which is expressed or which by its meaning is implied to survive termination.

(b)	The expiry or termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination or expiration.

ARTICLE 18.	(LIMITATION OF LIABILITY)

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE

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POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 18 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 11, OR DAMAGES AVAILABLE FOR A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12.

ARTICLE 19.	(ASSIGNMENT)

This Agreement or any of the rights or obligations created under this Agreement shall not be assignable by either Party hereto without prior written consent of the other Party, which shall not be unreasonably withheld or delayed, except that each Party may assign this Agreement to its successor in interest pursuant to a merger, acquisition, reorganization, consolidation or sale of all or substantially all of the assets of the business to which this Agreement relates Any attempted assignment that does not comply with the requirements of this Article 19 shall be null and void. This Agreement shall be binding upon each of the Parties, their successors and permitted assigns.

ARTICLE 20.	(SEVERABILITY)

If any provision or provisions of this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. However, in case such invalidation or unenforceability injures the rights and interests of either Party, the Parties hereto shall renegotiate this Agreement in good faith.

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ARTICLE 21.	(ENTIRE AGREEMENT; MODIFICATION)

This Agreement constitutes the entire, final and complete agreement and understanding between the Parties, and replaces and supersedes all prior discussions and agreements between them with respect to the subject matter hereof. No modification or amendment to this Agreement shall be valid or binding upon the Parties hereto unless made in writing and duly executed on behalf of each of the Parties hereto.

ARTICLE 22.	(OFFICIAL TEXT AND GOVERNING LAW)

The English version of this Agreement subscribed and executed by the Parties hereto shall be the official text, and this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

ARTICLE 23.	(NOTICE)

Any notice required to be given by either Party in connection with this Agreement shall be given in the English language by prepaid airmail, cable, telex or facsimile addressed to the other Party at its principal office first above written and to the following attention;

(a)	If to TOBIRA, to [Address] (fax: [Number]); and

(b)	If to TAKEDA: to the General Manager, Global Licensing & Business Development (fax: [*])

ARTICLE 24.	(ARBITRATION)

All disputes arising in connection with this Agreement which cannot be settled in an amicable way between the Parties hereto shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules. The award rendered shall be final and binding upon both Parties. Such arbitration shall be held in Osaka, Japan if it is initiated by TOBIRA and in San Diego, CA, U.S.A. if initiated by TAKEDA The

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language of the arbitration shall be English. The total expense of such arbitration, including reasonable attorney’s fees, shall be borne by the unsuccessful Party.

ARTICLE 25.	(CONSTRUCTION)

This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, without regard to which Party may be deemed to have authored the ambiguous provision. The headings of each Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular section.

ARTICLE 26.	(COUNTERPARTS)

This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

ARTICLE 27.	(WAIVER)

Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement unless such Party provides an express written and signed waiver as to a particular matter for a particular period of time.

[Remainder Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers in duplicate as of the day and year first above written. One each text of this Agreement shall be held by either Party hereto.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

[*]
Name:	[*]
Title:	[*]

TOBIRA THERAPEUTICS, INC.

[*]
Name:	[*]
Title:	[*]

Schedules:

Schedule 1(1) – List of Current Low-Income Countries

Schedule 1(5) – Assigned Patents

Schedule 1(20) – Information List

Schedule 1(36) – Specific Compounds

Schedule 2.B – Ancillary Patents

Schedule 8 – Sample Supply

Schedule 12.D – Press Release

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SCHEDULE 1(1)

List of Current Low-Income Countries

Low-income economies (54) [*]

[*]	[*]	[*]

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SCHEDULE 1(5)

Assigned Patents:

(a)	Principal Compound

Takeda’s Case No.	Country	Application No. (Filing date)	Patent No. (Issue date)
[*]	[*]	[*]

(b)	Reserve Compound

Takeda’s Case No.	Country	Application (Filing date)	Patent No. (Issue date)
[*]	[*]	[*]	[*]

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SCHEDULE 1(20)

Information List

1.	Non-clinical part

(a)	Principal Compound:

Document Number	Title
[*]	[*]

(b)	Reserve Compound:

Document Number	Title
[*]	[*]

2.	Clinical part

(a)	Principal Compound:

Document Number	Title
[*]	[*]

(b)	Reserve Compound:

Document Number	Title
[*]	[*]

3.	CMC part

(a)	Principal Compound:

Document No	Title	Comment
[*]	[*]	[*]

Document No.	Title
[*]	[*]

(b)	Reserve Compound:

Drug Substance Document Title	Comment
[*]	[*]

Intermediates Document Title	Comment
[*]	[*]

Document No.	Title
[*]	[*]

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SCHEDULE 1(36)

Specific Compounds

[*]

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SCHEDULE 2.B.

Ancillary Patents:

(a) Principal Compound

Takeda’s Case No.	Country	Application (Filing date)	Patent No. (Issue date)
[*]	[*]	[*]	[*]

(b) Reserve Compound

Takeda’s Case No.	Country	Application (Filing date)	Patent No. (Issue date)
[*]	[*]	[*]	[*]

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SCHEDULE 8

Sample Supply

1.	Quantity to be supplied

Principal Compound [*] bulk compound:

[*], and

[*].

2.	Delivery timing

Within one (1) month after TAKEDA’s receipt of the upfront milestone pursuant to Article 4.A.(i).

3.	Purpose of Use

TOBIRA shall use the Principal Compound thus supplied solely for the preliminary CMC study and shall not, unless otherwise approved by TAKEDA pursuant hereto, use them for humans.

4.	CMC Plan and Re-work

Within twenty (20) days after the receipt of the Principal Compound hereunder, TOBIRA shall provide a CMC plan to TAKEDA which shall include, as a whole or part of the plan, a proposal that TOBIRA will, either itself or through a Third Party manufacturer, re-crystallize or re-purify a part of Principal Compound among from [*] under the cGMP conditions to conform to the FDA’s regulations for use in humans (hereinafter called the “Re-work”). TAKEDA shall have forty (40) days after its receipt of such CMC plan to review thereof, and if TAKEDA finds, at its sole discretion, such proposal to Re-work acceptable, then TAKEDA shall inform TOBIRA of the same in writing and, subject to such acceptance by TAKEDA of TOBIRA’s CMC plan, thereafter TOBIRA may, subject to making the second payment by TOBIRA to TAKEDA of the supply price pursuant to the following Item 5.(b) hereof, which shall be due upon such TAKEDA’s acceptance, Re-work the Principal Compound thus approved, and may use the Principal Compound thus Re-worked from the Principal Compound supplied in humans, provided, however, TOBIRA shall be fully responsible for such Re-working of the Principal Compound and further use of such Re-worked Principal Compound and TAKEDA shall have no responsibility therefor.

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For the avoidance of doubt, if TAKEDA does not approve the CMC plan, TAKEDA shall not be obligated to return the first payment received pursuant to Item 5 (a) hereof and TOBIRA shall not be obligated to make the second payment to be payable pursuant to Item 5 (b) hereof, but cannot use the Principal Compound further and shall dispose of all remaining Principal Compound at TOBIRA’s cost and responsibility without delay and send TAKEDA the written certificate of such disposal.

5.	Supply price

[*]

6.	Shipping and Trade Terms (Incoterms 2000)

[*]

7.	Quality

TOBIRA acknowledges that the Principal Compound supplied hereunder are supplied on an as-is basis from current TAKEDA’s inventory without conducting quality check.

8.	Warranty

TAKEDA will make no representation and warranties whatsoever with regard to the supplied Principal Compound, including without limitation their quality (such as conforming to certain specifications and manufactured in accordance with the GMP).

In addition, TAKEDA shall make no representation and warranty, whether by such approval or otherwise, with regard to such Re-working of the Principal Compound and further use of such the Re-worked Principal Compound, including without limitation, fitness of the Principal Compound supplied for such Re-work, reasonableness and successfulness of such Re-work, the efficacy, safety, usability for humans, conforming to a certain specification, and any other quality of the Re-worked Principal Compound.

9.	Additional supply of intermediates and/or raw materials of TAK-652

As of the Effective Date, TAKEDA possesses the following intermediates and raw materials of TAK-652 in the inventory.

Category	Sample Name	Quantity (kg)		Unit Price (US$/kg)
[*]	[*]	[*	]	[*	]

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Within eighty (80) days after the Effective Date, TOBIRA may provide an additional CMC plan to TAKEDA which shall include, as a whole or part of the plan, a proposal that TOBIRA will purchase certain amount of such intermediates and/or raw materials among from such TAKEDA’s inventory and will, either itself or through a Third Party manufacturer, manufacture the Principal Compound under cGMP conditions to conform to the FDA’s regulations for use in humans (hereinafter called the “Completion”).

TAKEDA will have forty (40) days after its receipt of such CMC plan to review thereof, and if TAKEDA finds, at its sole discretion, such proposal of the Completion acceptable, then TAKEDA shall inform TOBIRA of such decision in writing. In such case,

(i) TAKEDA shall transfer to TOBIRA and TOBIRA shall accept the intermediates and/or raw materials identified in the approved CMC plan,

(ii) Delivery timing of such intermediates and/or raw materials shall be “within one (1) month after TAKEDA’s notice of acceptance,

(iii) Supply price of such intermediates and/or raw materials shall be calculated based on the unit price set forth in the above intermediate and raw material schedule, and shall be due upon the delivery thereof and shall be paid by TOBIRA to TAKEDA within fifteen (15) days after the delivery of the concerned intermediates and/or raw materials,

(iv) Shipping and trade terms shall be on EXW Osaka (Incoterms 2000) basis,

(v) TOBIRA acknowledges that the intermediates and/or raw materials supplied hereunder are supplied on an as-is basis from the current TAKEDA’s inventory without conducting any quality check, and TAKEDA will make no representation and warranties whatsoever with regard to the supplied intermediates and raw materials, including without limitation their quality (such as conforming to certain specifications and manufactured in accordance with the GMP),

(vi) TOBIRA shall be fully responsible for the Completion of the intermediates and raw materials into the Principal Compound and further use of such the Completed Principal Compound and TAKEDA shall have no responsibility therefor, and

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(vii) TAKEDA shall make no representation and warranty, whether by such approval or otherwise, with regard to the such Completion of the intermediates and raw materials into the Principal Compound and further use of such the Completed Principal Compound, including without limitation, fitness of the intermediates and raw materials supplied for such Completion, reasonableness and successfulness of such Completion, the efficacy, safety, usability for humans, conforming to a certain specification, and any other quality of the Completed Principal Compound.

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SCHEDULE 12.D.

Press Release

FOR IMMEDIATE RELEASE	Contacts: James Sapirstein Tobira Therapeutics, Inc. Tel: 001-781-635-4346 [*] Takeda Pharmaceuticals Company Limited Tel: [*]

Takeda to License CCR5 Antagonists for Treatment of HIV Infection to Tobira Therapeutics, Inc.

Osaka, Japan and San Diego, August 1, 2007 – Takeda Pharmaceutical Company Limited (“Takeda”) and Tobira Therapeutics, Inc. (“Tobira”) today announced that they have entered into an agreement pursuant to which exclusive worldwide rights to develop, manufacture and commercialize Takeda’s anti-HIV investigational compounds TAK-220 and TAK-652 are granted to Tobira.

Upon conclusion of the agreement, Takeda will receive from Tobira an upfront payment as well as development and commercialization milestone payments and royalty on sales of products. Further details of economic conditions are not disclosed.

TAK-652 and TAK-220 are CCR5 antagonists that can be administered orally and bind CCR5 receptors to interfere with the entry of the HIV-1 virus into macrophages and activated T-cells by inhibiting fusion between viral and cellular membranes.

This mechanism of action is different from those currently used for treatment of HIV infection such as nucleoside reverse transcriptase inhibitors and protease inhibitors. TAK-220 and TAK-652 are currently in Phase I clinical development in the U.S. and Europe. All future development activities in these territories will be conducted by Tobira.

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“We are delighted to have the opportunity to further develop TAK-652, a potentially “best in class” and TAK-220. Tobira’s focus is treatment of HIV infection and we look forward to working with researchers, the HIV community and other important partners to bring these compounds to market as expeditiously as possible for the benefit of patients and their loved ones” said James Sapirstein, CEO of Tobira.

“We expect that the development activities will be successfully conducted by Tobira, whose management team has excellent expertise in the field of research and development of anti-HIV investigational compounds, so that these compounds will offer new treatment options for this disease.”, said Dr. Kiyoshi Kitazawa, Ph.D., Managing Director, General Manager, Strategic Product Planning Department of Takeda.

About Tobira Therapeutics, Inc.

Tobira Therapeutics is a private biopharmaceutical company which is focused on developing and commercializing innovative antiviral compounds to treat HIV disease. The company was founded in 2006 by Eckard Weber, MD, a partner at the venture capital firm Domain Associates, to develop novel treatments for HIV disease. Tobira has assembled a highly experienced management team with decades of clinical and commercial development experience specifically in HIV.

About Takeda Pharmaceutical Company Limited

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to striving toward better health for individuals and progress in medicine by developing superior pharmaceutical products. Additional information about Takeda is available through its corporate website, www.takeda.com.

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.